SLM Student Loan Trust 2004-3
Quarterly Servicing Report
Report Date: 09/30/2004 Reporting Period: 07/01/04-09/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		06/30/2004	Activity	09/30/2004
A	i	Portfolio Balance	$2,906,365,381.64	$(54,728,003.57)	$2,851,637,378.07
	ii	Interest to be Capitalized	6,519,574.31		7,564,477.03

	iii	Total Pool	$2,912,884,955.95		$2,859,201,855.10

	iv	Specified Reserve Account Balance	7,282,212.39		7,148,004.64
	v	Capitalized Interest	32,000,000.00		32,000,000.00

	vi	Total Adjusted Pool	$2,952,167,168.34		$2,898,349,859.74

B	i	Weighted Average Coupon (WAC)	4.972%		4.957%
	ii	Weighted Average Remaining Term	263.09		262.04
	iii	Number of Loans	152,692		150,298
	iv	Number of Borrowers	97,675		95,856
	v	Aggregate Outstanding Principal Balance — T-Bill	$730,538,204.22		$709,047,817.22
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$2,182,346,751.73		$2,150,154,037.88

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 7/26/04	Balance 10/25/04
C	i	A-1 Notes	78442GLD6	-0.010%	1.00000	$200,353,432.59	$144,770,859.74
	ii	A-2 Notes	78442GLE4	0.010%	1.00000	$421,000,000.00	$421,000,000.00
	iii	A-3 Notes	78442GLF1	0.090%	1.00000	$376,000,000.00	$376,000,000.00
	iv	A-4 Notes	78442GLG9	0.130%	1.00000	$439,000,000.00	$439,000,000.00
	v	A-5 Notes	78442GLH7	0.170%	1.00000	$701,121,000.00	$701,121,000.00
	vi	A-6A* Notes	XS0188433238	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	vii	A-6B* Notes	XS0188433402	0.180%	1.81100	£200,000,000.00	£200,000,000.00
	viii	B Notes	78442GLJ3	0.470%	1.00000	$92,058,000.00	$92,058,000.00

	Reserve Account		07/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)		$—
	iii	Specified Reserve Acct Balance ($)	$7,282,212.39	$7,148,004.64
	iv	Reserve Account Floor Balance ($)	$4,509,772.00	$4,509,772.00
	v	Current Reserve Acct Balance ($)	$7,282,212.39	$7,148,004.64

	Other Accounts		07/26/2004	10/25/2004
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$32,000,000.00	$32,000,000.00
	iii	Principal Accumulation Account	$—	$—
	iv	Supplemental Interest Account	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—

	Asset/Liability		07/26/2004	10/25/2004
F	i	Total Adjusted Pool	$2,952,167,168.34	$2,898,349,859.74
	ii	Total USD equivalent Notes	$2,953,932,432.59	$2,898,349,859.74
	iii	Difference	$(1,765,264.25)	$—
	iv	Parity Ratio	0.99940	1.00000

*A-6A and A-6B Notes are denominated in Pounds Sterling

II. 2004-3 Transactions from: 07/01/2004 through: 09/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$57,000,804.22
	ii	Principal Collections from Guarantor	3,076,363.75
	iii	Principal Reimbursements	5,688,512.04
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$65,765,680.01

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,787.88)
	ii	Capitalized Interest	(11,035,888.56)

	iii	Total Non-Cash Principal Activity	$(11,037,676.44)

C	Total Student Loan Principal Activity		$54,728,003.57

D	Student Loan Interest Activity
	i	Regular Interest Collections	$21,944,668.82
	ii	Interest Claims Received from Guarantors	113,572.55
	iii	Collection Fees/Returned Items	5,751.93
	iv	Late Fee Reimbursements	325,287.64
	v	Interest Reimbursements	27,394.65
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,843,612.26
	viii	Subsidy Payments	1,535,625.33

	ix	Total Interest Collections	$25,795,913.18

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$225.26
	ii	Capitalized Interest	11,035,888.56

	iii	Total Non-Cash Interest Adjustments	$11,036,113.82

F	Total Student Loan Interest Activity		$36,832,027.00

G	Non-Reimbursable Losses During Collection Period		$5,199.34

H	Cumulative Non-Reimbursable Losses to Date		$5,199.34

III. 2004-3 Collection Account Activity 07/01/2004 through 09/30/2004

A	Principal Collections
	i	Principal Payments Received	$30,350,827.41
	ii	Consolidation Principal Payments	29,726,340.56
	iii	Reimbursements by Seller	(177.31)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	33.26
	vi	Re-purchased Principal	5,688,656.09

	vii	Total Principal Collections	$65,765,680.01

B	Interest Collections
	i	Interest Payments Received	$25,177,872.28
	ii	Consolidation Interest Payments	259,606.68
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	731.33
	vi	Re-purchased Interest	26,663.32
	vii	Collection Fees/Return Items	5,751.93
	viii	Late Fees	325,287.64

	ix	Total Interest Collections	$25,795,913.18

C	Other Reimbursements		$515,818.24

D	Reserves In Excess of the Requirement		$134,207.75

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$388,809.83

M	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$92,600,429.01
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,410,559.03)
		Consolidation Loan Rebate Fees	$(7,289,974.39)

N	NET AVAILABLE FUNDS		$82,899,895.59

O	Servicing Fees Due for Current Period		$1,192,375.40

P	Carryover Servicing Fees Due		$—

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$1,217,375.40

IV. 2004-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04	06/30/04	09/30/04
INTERIM

In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT

Active
Current	4.873%	4.879%	108,994	104,833	71.382%	69.750%	$1,904,338,577.40	$1,836,654,622.62	65.523%	64.407%
31-60 Days Delinquent	5.818%	5.871%	4,386	4,262	2.872%	2.836%	76,443,433.12	76,799,955.07	2.630%	2.693%
61-90 Days Delinquent	5.301%	6.089%	3,974	2,176	2.603%	1.448%	68,186,457.05	41,024,999.51	2.346%	1.439%
91-120 Days Delinquent	5.423%	6.191%	2,455	1,201	1.608%	0.799%	44,855,441.08	22,269,955.02	1.543%	0.781%
> 120 Days Delinquent	7.008%	6.242%	2,024	3,402	1.326%	2.264%	43,432,006.16	62,592,452.18	1.494%	2.195%

Deferment
Current	4.706%	4.658%	13,085	15,072	8.570%	10.028%	327,238,225.73	357,464,139.46	11.259%	12.535%

Forbearance
Current	5.149%	4.996%	17,713	19,201	11.600%	12.775%	440,370,212.62	451,589,221.80	15.152%	15.836%
TOTAL REPAYMENT	4.971%	4.954%	152,631	150,147	99.960%	99.900%	$2,904,864,353.16	$2,848,395,345.66	99.948%	99.886%
Claims in Process(1)	7.121%	7.611%	61	151	0.040%	0.100%	$1,501,028.48	$3,242,032.41	0.052%	0.114%
Aged Claims Rejected(2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	4.972%	4.957%	152,692	150,298	100.000%	100.000%	$2,906,365,381.64	$2,851,637,378.07	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2004-3 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$33,796,153.49
B	Interest Subsidy Payments Accrued During Collection Period			1,558,985.25
C	SAP Payments Accrued During Collection Period			3,697,002.94
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			388,809.83
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(7,289,974.39)

G	Net Expected Interest Collections			$32,150,977.12

H	Interest Rate Cap Payments Due to the Trust			Cap

	i	Cap Notional Amount		$440,000,000.00
	ii	Libor (Interpolated first period)		1.66000%
	iii	Cap %		5.00000%
	iv	Excess Over Cap ( ii-iii)		0.00000%
	v	Cap Payments Due to the Trust		$0.00

I		USD/GBP Interest Rate Swap

		Swap Payments		A-6A Swap	A-6B Swap

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$362,200,000	$362,200,000
		ii	3 Month USD-LIBOR	1.66000%	1.66000%
		iii	Spread	0.18800%	0.18910%

		iv	Pay Rate	1.84800%	1.84910%
		v	Gross Swap Payment Due Counterparty	$1,691,956.93	$1,692,964.05
		vi	Days in Period 07/26/04 10/25/04	91	91

		Counterparty Pays:
		i	Notional Swap Amount (GBP)	£200,000,000.00	£200,000,000.00
		ii	3 Month GBP-LIBOR + 0.18%	5.05625%	5.05625%
		iii	Gross Swap Receipt Due Paying Agent	£2,521,198.63	£2,521,198.63
		iv	Days in Period 07/26/04 10/25/04	91	91

VI. 2004-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.0041708	(7/26/04 - 10/25/04)	1.65000%	LIBOR
B	Class A-2 Interest Rate	0.0042214	(7/26/04 - 10/25/04)	1.67000%	LIBOR
C	Class A-3 Interest Rate	0.0044236	(7/26/04 - 10/25/04)	1.75000%	LIBOR
D	Class A-4 Interest Rate	0.0045247	(7/26/04 - 10/25/04)	1.79000%	LIBOR
E	Class A-5 Interest Rate	0.0046258	(7/26/04 - 10/25/04)	1.83000%	LIBOR
F	Class A-6A Interest Rate	0.0126060	(7/26/04 - 10/25/04)	5.05625%	GBP-LIBOR
G	Class A-6B Interest Rate	0.0126060	(7/26/04 - 10/25/04)	5.05625%	GBP-LIBOR
H	Class B Interest Rate	0.0053842	(7/26/04 - 10/25/04)	2.13000%	LIBOR

VII. 2004-3 Inputs From Prior Quarter 06/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,906,365,381.64
	ii	Interest To Be Capitalized	6,519,574.31

	iii	Total Pool	$2,912,884,955.95
	iv	Specified Reserve Account Balance	7,282,212.39
	v	Capitalized Interest Account	32,000,000.00

	vi	Total Adjusted Pool	$2,952,167,168.34

B	Total Note and Certificate Factor		0.9626385
C	Total Note Balance		$2,953,932,432.59

D	Note Balance 07/26/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B

	i	Current Factor	0.6360426	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$200,353,432.59	$421,000,000.00	$376,000,000.00	$439,000,000.00	$701,121,000.00	£200,000,000.00	£200,000,000.00	$92,058,000.00
E	Note Principal Shortfall		$1,765,264.25	$—	$—	$—	$—	£—	£—	$—
F	Interest Shortfall		$—	$—	$—	$—	$—	£—	£—	$—
G	Interest Carryover		$—	$—	$—	$—	$—	£—	£—	$—

H	Reserve Account Balance		$7,282,212.39
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-3 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/27/2009 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Section III-N)		$82,899,895.59	$82,899,895.59

B	Primary Servicing Fees-Current Month		$1,192,375.40	$81,707,520.19

C	Administration Fee		$25,000.00	$81,682,520.19

D	Aggregate Quarterly Funding Amount		$0.00	$81,682,520.19

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$835,640.78	$80,846,879.41
	ii	Class A-2	$1,777,204.72	$79,069,674.69
	iii	Class A-3	$1,663,277.78	$77,406,396.91
	iv	Class A-4	$1,986,353.06	$75,420,043.85
	v	Class A-5	$3,243,268.89	$72,176,774.96
	vi	Class A-6A USD payment to the swap counterparty	$1,691,956.93	$70,484,818.03
	vii	Class A-6B USD payment to the swap counterparty	$1,692,964.05	$68,791,853.98

		Total	$12,890,666.21

F	Class B Noteholders’ Interest Distribution Amount		$495,655.61	$68,296,198.37

G	Noteholder’s Principal Distribution Amounts Paid
	i	Class A-1	$55,582,572.85	$12,713,625.52
	ii	Class A-2	$0.00	$12,713,625.52
	iii	Class A-3	$0.00	$12,713,625.52
	iv	Class A-4	$0.00	$12,713,625.52
	v	Class A-5	$0.00	$12,713,625.52
	vi	Class A-6A USD payment to the swap counterparty	$0.00	$12,713,625.52
	vii	Class A-6B USD payment to the swap counterparty	$0.00	$12,713,625.52

		Total	$55,582,572.85

H	Supplemental Interest Account Deposit		$0.00	$12,713,625.52

I	Investment Reserve Account Required Amount		$0.00	$12,713,625.52

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$12,713,625.52

K	Increase to the Specified Reserve Account Balance		$0.00	$12,713,625.52

L	Investment Premium Purchase Account Deposit		$0.00	$12,713,625.52

M	Carryover Servicing Fees		$0.00	$12,713,625.52

N	Remaining Swap Termination Fees		$0.00	$12,713,625.52

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$12,713,625.52

	Excess to Excess Distribution Certificate Holder		$12,713,625.52	$0.00

X. 2004-3 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$7,282,212.39
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$7,282,212.39
	iv	Required Reserve Account Balance	$7,148,004.64
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$134,207.75
	vii	End of Period Account Balance	$7,148,004.64

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$32,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$32,000,000.00

C	Remarketing Fee Account		Class A-6A	Class A-6B	Account Total

	i	Next Reset Date	10/25/2013	1/27/2014
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

D	Accumulation Accounts
	i	Accumulation Account Beginning Balance	$—
	ii	Principal deposits for payment on the next Reset Date	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—

	iv	Ending Accumulation Account Balance	$—

E	Supplemental Interest Account
	i	Three Month Libor Determined (Interpolation for initial period)	n/a
	ii	Investment Rate	n/a

	iii	Difference	n/a
	iv	Supplemental Interest Account Beginning Balance	$—
	v	Funds Released into Collection Account	$—
	vi	Number of Days Through Next Reset Date	3287
	vii	Supplemental Interest Account Deposit Amount	n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$—
	ii	Required Quarterly Deposit	$—
	iii	Carryover amounts from previous periods	$—
	iv	Eligible Investments Purchase Premium Paid	$—
	v	Funds Released into Collection Account	$—

	vi	End of Period Account Balance	$—

G	Investment Reserve Account
	i	Balance	$—
	ii	Requirement	$—
	iii	Funds Released into Collection Account	$—
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2004-3 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6A	Class A-6B	Class B
	i	Quarterly Interest Due	$835,640.78	$1,777,204.72	$1,663,277.78	$1,986,353.06	$3,243,268.89	£2,521,198.63	£2,521,198.63	$495,655.61
	ii	Quarterly Interest Paid	835,640.78	1,777,204.72	1,663,277.78	1,986,353.06	3,243,268.89	2,521,198.63	2,521,198.63	495,655.61

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	vii	Quarterly Principal Due	$55,582,572.85	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00
	viii	Quarterly Principal Paid	55,582,572.85	0.00	0.00	0.00	0.00	—	—	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	£—	£—	$0.00

	x	Total Distribution Amount	$56,418,213.63	$1,777,204.72	$1,663,277.78	$1,986,353.06	$3,243,268.89	£2,521,198.63	£2,521,198.63	$495,655.61

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/2004	$2,953,932,432.59
	ii	Adjusted Pool Balance 9/30/2004	2,898,349,859.74

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$55,582,572.85

	iv	Adjusted Pool Balance 6/30/2004	$2,952,167,168.34
	v	Adjusted Pool Balance 9/30/2004	2,898,349,859.74

	vi	Current Principal Due (iv-v)	$53,817,308.60
	vii	Principal Shortfall from Previous Collection Period	1,765,264.25

	viii	Principal Distribution Amount (vi + vii)	$55,582,572.85

	ix	Principal Distribution Amount Paid	$55,582,572.85

	x	Principal Shortfall (viii - ix)	$—

C	Note Balances			7/26/2004	10/25/2004
	i	A-1 Note Balance	78442GLD6	$200,353,432.59	$144,770,859.74
		A-1 Note Pool Factor		0.6360426	0.4595900

	ii	A-2 Note Balance	78442GLE4	$421,000,000.00	$421,000,000.00
		A-2 Note Pool Factor		1.0000000	1.0000000

	iii	A-3 Note Balance	78442GLF1	$376,000,000.00	$376,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GLG9	$439,000,000.00	$439,000,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	v	A-5 Note Balance	78442GLH7	$701,121,000.00	$701,121,000.00
		A-5 Note Pool Factor		1.0000000	1.0000000

	vi	A-6A Note Balance	XS0188433238	£200,000,000.00	£200,000,000.00
		A-6A Note Pool Factor		1.0000000	1.0000000

	vii	A-6B Note Balance	XS0188433402	£200,000,000.00	£200,000,000.00
		A-6B Note Pool Factor		1.0000000	1.0000000

	viii	B Note Balance	78442GLJ3	$92,058,000.00	$92,058,000.00
		B Note Pool Factor		1.0000000	1.0000000

XII. 2004-3 Historical Pool Information

			7/1/04-9/30/04	02/27/04-06/30/04

Beginning Student Loan Portfolio Balance			$2,906,365,381.64	$2,999,505,240.41

	Student Loan Principal Activity
	i	Regular Principal Collections	$57,000,804.22	$53,481,365.07
	ii	Principal Collections from Guarantor	3,076,363.75	1,690,585.79
	iii	Principal Reimbursements	5,688,512.04	53,425,550.63
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$65,765,680.01	$108,597,501.49
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(1,787.88)	$4,345.21
	ii	Capitalized Interest	(11,035,888.56)	(15,461,987.93)

	iii	Total Non-Cash Principal Activity	$(11,037,676.44)	$(15,457,642.72)

(-)	Total Student Loan Principal Activity		$54,728,003.57	$93,139,858.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$21,944,668.82	$31,178,658.56
	ii	Interest Claims Received from Guarantors	113,572.55	36,631.96
	iii	Collection Fees/Returned Items	5,751.93	1,422.38
	iv	Late Fee Reimbursements	325,287.64	360,828.06
	v	Interest Reimbursements	27,394.65	233,581.30
	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	1,843,612.26	529,258.71
	viii	Subsidy Payments	1,535,625.33	531,013.13

	ix	Total Interest Collections	$25,795,913.18	$32,871,394.10

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$225.26	$(1,338.67)
	ii	Capitalized Interest	11,035,888.56	15,461,987.93

	iii	Total Non-Cash Interest Adjustments	$11,036,113.82	$15,460,649.26

	Total Student Loan Interest Activity		$36,832,027.00	$48,332,043.36

(=)	Ending Student Loan Portfolio Balance		$2,851,637,378.07	$2,906,365,381.64
(+)	Interest to be Capitalized		$7,564,477.03	$6,519,574.31

(=)	TOTAL POOL		$2,859,201,855.10	$2,912,884,955.95

(+)	Reserve Account Balance		$7,148,004.64	$7,282,212.39

(+)	Capitalized Interest		$32,000,000.00	$32,000,000.00

(=)	Total Adjusted Pool		$2,898,349,859.74	$2,952,167,168.34

XIII. 2004-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jul-04	$2,912,884,956	6.41%
Oct-04	$2,859,201,855	6.16%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.